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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-12
UNIFY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Unify Corporation
2101 Arena Blvd, Suite 100
Sacramento, CA 95834

August 29, 2001

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Unify Corporation (the "Company"). The Annual Meeting will be held on Wednesday, September 26, 2001 at 9:00 a.m. Pacific Time at the KVIE—Channel 6 Building, 2595 Capitol Oaks Drive, Sacramento, California.

    The actions expected to be conducted at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Included with the Proxy Statement is a copy of the Company's Annual Report for fiscal 2001. We encourage you to read the Annual Report as it includes information on the Company's operations, markets, products and services as well as the Company's audited financial statements.

    We appreciate your continued patience and support of Unify. This last year has been extremely challenging, but we believe the turnaround strategy we've implemented is succeeding. We are excited about our future and the opportunities that we are pursuing. However, the key to our continued progress is the retention and motivation of our many talented and loyal employees. To that end, I encourage you to approve the stock option plan and the employee stock purchase plan amendment. Your approval of these actions will be a vote of confidence for Unify and is critical for the Company to continue to provide the incentives required to retain and motivate our employees as a part of our turnaround strategy.

    We urge you to take advantage of this opportunity to participate in the affairs of the Company by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so even though you have sent in your proxy.

    We look forward to seeing you at the Annual Meeting.

Sincerely,

Todd Wille President and Chief Executive Officer

Unify Corporation
2101 Arena Blvd, Suite 100
Sacramento, California 95834

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 26, 2001

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Unify Corporation (the "Company"), which will be held on Wednesday, September 26, 2001 at 9:00 a.m., local time, at the KVIE—Channel 6 Building, 2595 Capitol Oaks Drive, Sacramento, California, for the following purposes:

  1.
  To elect three members of the board of directors to hold office until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

  2.
  To consider approval of the Company's 2001 Stock Option Plan.

  3.
  To consider an amendment to the Company's 1996 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance from 6,200,000 to 7,200,000.

  4.
  To transact such other business as may properly come before the meeting.

    The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

    Stockholders of record at the close of business on August 22, 2001 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the Company's principal offices located at 2101 Arena Blvd., Suite 100, Sacramento, California.

By Order of the Board of Directors

Todd Wille President and Chief Executive Officer

Sacramento, California
August 29, 2001

STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY AND VOTE IN PERSON AT THE MEETING.

UNIFY CORPORATION
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

    The accompanying proxy is solicited by the board of directors (the "Board") of Unify Corporation, a Delaware corporation ("Unify" or the "Company"), for use at the Annual Meeting of Stockholders to be held on September 26, 2001 (the "Annual Meeting"), or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is August 29, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

    Annual Report.  An Annual Report for the fiscal year ended April 30, 2001 is enclosed with this Proxy Statement.

    Voting Securities.  Only stockholders of record as of the close of business on August 22, 2001 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 19,976,647 shares of common stock of the Company, par value $0.0005 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each stockholder of record as of that date is entitled to one vote for each share of common stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

    Solicitation of Proxies.  The cost of soliciting proxies will be borne by the Company. The Company has retained Georgeson Shareholder to assist in the solicitation of proxies for a fee not to exceed $5,000, plus customary out-of-pocket expenses. Georgeson Shareholder may solicit proxies personally or by telephone in addition to soliciting stockholders by mail. In addition, the Company will solicit stockholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Unify stock registered in the names of such persons and will reimburse them for their reasonable out-of-pocket costs. The Company may also use the services of directors, officers, and others to solicit proxies, personally or by telephone, without additional compensation.

    Voting of Proxies.  All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivering to the secretary of the Company a written instrument revoking the proxy or by delivering a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

    The Company has a board of directors (the "Board") consisting of three (3) members who will serve until the annual meeting of stockholders held in 2002 and until their respective successors are duly elected and qualified.

    Management's nominees for election to the Board and information with respect to their ages as of June 30, 2001 and their positions and offices held with the Company are set forth below. Please see "INFORMATION ABOUT UNIFY—Management" for additional information concerning the nominees. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees listed below unless otherwise instructed. Proxies may not be voted for a greater number of persons than the number of nominees named. Management knows of no reason why any nominee should be unable or unwilling to serve as a director. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate.

    Nominees for election to the Board are as follows:

Name	Current Position with Company	Age	Director Since
Todd Wille	President and Chief Executive Officer	38	2000
Kurt M. Garbe	Director	40	1999
Steven D. Whiteman	Director	49	1997

    If a quorum is present and voting, the nominees for director receiving the highest number of votes will be elected as directors of the Company to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority, i.e. "broker non-votes," will be counted as present for purposes of determining if a quorum is present. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

INFORMATION ABOUT UNIFY CORPORATION

Management

    The following table sets forth certain information concerning the Company's directors and executive officers:

Name	Age	Position with the Company
Todd Wille	38	President and Chief Executive Officer
David Adams	56	Vice President, Finance & Administration and Chief Financial Officer
Frank Verardi	52	Vice President, Worldwide Sales & Marketing
Dave Glende	41	Vice President, Products and Chief Technology Officer
Steve Whiteman	49	Director
Kurt M. Garbe	40	Director
Reza Mikailli	49	Director

    Todd Wille joined the Company in October 2000 as the chief operating officer and acting chief financial officer. In November 2000, Mr. Wille was appointed president and chief executive officer. Mr. Wille originally joined the Company in August 1995 as the corporate controller. In September 1997, Mr. Wille was promoted to vice president, finance and chief financial officer. In March 1998, Mr. Wille left the Company and joined FRx Software Corporation ("FRx") as the vice president of finance and chief financial officer. Subsequently, Mr. Wille was promoted to senior vice president of operations. Mr. Wille continues to serve on the FRx board of advisors. Mr. Wille received a B.A. in business administration with concentrations in accounting and finance and a management information systems degree from Wartburg College.

    David Adams joined the Company in November 2000 as the corporate controller and acting chief financial officer, after serving as a consultant to Unify since June 2000. In May 2001, Mr. Adams was appointed vice president, finance & administration and chief financial officer. Mr. Adams has more than 30 years experience in financial management and Securities and Exchange Commission reporting. From 1997 to 1999, Mr. Adams served as senior vice president and chief financial officer for Bancorp Financial Services. Prior to that, from 1994 to 1996 Mr. Adams served as senior vice president and chief financial officer for Commerce Security Bank. Mr. Adams received a B.A. in business administration with concentrations in accounting from Humboldt State University and is a graduate of the Pacific Coast Banking School.

    Frank Verardi joined the Company in August 1988 as manager of consulting services and was named director of client services in 1989. In November 1995, Mr. Verardi was appointed vice president of worldwide product delivery and customer support, and in May 1999 he was appointed vice president of worldwide professional services. In November 2000, Mr. Verardi was appointed vice president, enterprise product and international, and in May 2001, was appointed vice president of worldwide sales and marketing. Before joining Unify, Mr. Verardi held various positions with Computer Sciences Corporation where his most recent assignment was director of commercial professional services. Mr. Verardi received a B.S. in computer science from California State University, Chico.

    David Glende joined the Company in 1985 and has held various management positions in product development before being appointed chief technology officer in February 2000. In May 2001, Mr. Glende was appointed vice president, products and chief technology officer. Mr. Glende oversees the Company's product strategy and product development activities. Prior to joining Unify, Mr. Glende served as the manager of engineering for Advance Data Institute. Mr. Glende holds a B.S. in computer science from California State University, Sacramento.

    Steven D. Whiteman has served as a director of the Company since May 1997. From July 2000 to October 2000, Mr. Whiteman served as acting chief executive officer and acting chief financial officer of Unify. From May 1993 until June 2000, Mr. Whiteman served as president of Viasoft, Inc. ("Viasoft"), a publicly traded software products and services company. From February 1994 to June 2000, Mr. Whiteman also served as chief executive officer and director of Viasoft, and from April 1997 to June 2000, he served as chairman of the board of directors. Mr. Whiteman is also a director of Actuate Corporation and Netpro. Mr. Whiteman holds a B.A. in business administration from Taylor University and a M.B.A. from the University of Cincinnati.

    Kurt M. Garbe has served as a director of the Company since August 1999. From September 2000 until June 2001, Mr. Garbe served as the chief operating officer for Asera, Inc., a leading eBusiness service provider of pre-integrated custom software solutions. From October 1997 to September 1999, Mr. Garbe served as executive vice president of field operations for U.S. Web/CKS, a strategic Internet and marketing communications services company. From September 1995 to June 1997, Mr. Garbe was vice president and general manager of professional services at Synopsys, Inc., an engineering design automation software company. Additionally, from 1991 to August 1995, Mr. Garbe was Vice President at Gemini Consulting, a management-consulting firm. Mr. Garbe holds a B.S. in electrical engineering from Clarkson University, a M.E. degree in electrical engineering from Cornell University, and a M.B.A. from the Wharton School of the University of Pennsylvania.

    Reza Mikailli has served as a director of the Company since November 1994. Mr. Mikailli served as the Company's president and chief executive officer from November 1994 until June 2000, when he was placed on medical leave. In November 2000, Mr. Mikailli was terminated as president and chief executive officer. From October 1992 to November 1994, Mr. Mikailli served as the Company's senior vice president of products. Mr. Mikailli holds a B.S. degree in computer science and an M.S. degree in mathematics from the University of Tehran, Iran and a M.S. degree in computer science from Santa Clara University.

    The Company's bylaws currently authorize up to four (4) directors. The Board has set the current number of directors at three (3). Each director holds office until the next annual meeting of stockholders and until his successor is duly elected and qualified. The executive officers of the Company serve at the discretion of the Board. There are no family relationships between any of the directors or executive officers of the Company.

Board of Directors Meetings and Committees

    During fiscal 2001, the Board held five (5) meetings. No director, other than Mr. Mikailli, who was placed on administrative leave in July 2000, attended fewer than seventy-five percent (75%) of the total number of meetings of the Board or of the committees of the Board on which such director served during that period. The Board has two (2) standing committees: an audit committee and a compensation committee.

    The audit committee's functions are to review, with the Company's independent accountants and management, the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services performed by the independent accountants and related fees, recommend the retention of the independent accountants to the Board and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the audit committee during fiscal 2001 were Kurt Garbe and Steven Whiteman. During fiscal 2001, the audit committee held nine (9) meetings.

    All members of the audit committee are "independent" in accordance with the National Association of Securities Dealers, Inc. ("NASD") Rules 4310(c)(26)(B)(i) and 4200(a)(15) that are currently applicable to Unify. The Board has adopted a charter for the audit committee, which is attached as Appendix A to this Proxy Statement. The information contained in this paragraph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

    For additional information concerning the audit committee, see "Report of the Audit Committee" and "Principal Accounting Firm Fees."

    The compensation committee's functions are to review and establish salary levels for executive officers and certain other management employees and to grant stock options. The members of the compensation committee during fiscal 2001 were Kurt Garbe and Steven Whiteman. During fiscal 2001, the compensation committee held one (1) meeting.

Compensation Committee Interlocks and Insider Participation

    During fiscal 2001, no member of the compensation committee or executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or compensation committee.

    For additional information concerning the compensation committee, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

Director Compensation

    Members of the Company's Board do not receive cash compensation for services as a director. Non-employee Board members are eligible for stock option grants under the Company's 1991 Stock Option Plan. In May 1997, Mr. Whiteman was granted an option to purchase fifty thousand (50,000) shares of common stock at an exercise price of $1.50 per share. In November 1998, Mr. Whiteman was granted an option to purchase twenty thousand (20,000) shares of common stock at an exercise price of $1.52 per share. In August 1999, Mr. Garbe, in conjunction with his appointment as a director, was granted an option to purchase fifty thousand (50,000) shares of common stock at an exercise price of $6.10 per share. All options were granted pursuant to the 1991 Stock Option Plan and vest over a three (3) year period beginning on the date of grant and expiring ten (10) years from such date.

    Directors who are employees of the Company are eligible to receive options under the 1991 Stock Option Plan. Such employee-directors are also eligible to participate in the Company's 1996 Employee Stock Purchase Plan, provided that each employee-director does not own or hold options to purchase, or as a result of participation in the 1996 Employee Stock Purchase Plan, would own or hold options to purchase, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company.

Stock Ownership of Certain Beneficial Owners and Management

    The following table sets forth certain information as of June 30, 2001 with respect to the beneficial ownership of the Company's common stock by: (i) each director and director nominee of the Company; (ii) each executive officer named in the Summary Compensation Table below; (iii) all current directors and executive officers of the Company as a group; and (iv) each stockholder known by the Company to own more than 5% of the Company's common stock.

	Shares Owned(1)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class
5% Stockholders
Palo Alto Investors, LLC(2) 470 University Avenue Palo Alto, Ca 94301	1,056,602	5.29%
Directors
Kurt M. Garbe(3)	33,250	*
Steven D. Whiteman(4)	68,325	*
Reza Mikailli(5)	—	—
Executive Officers
Todd Wille	519,852	2.60%
Frank Verardi(6)	114,792	*
Dave Glende(7)	79,004	*
All directors and executive officers as a group (7 persons)(8)	819,910	4.06%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable, or will become exercisable within 60 days of June 30, 2001, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the individuals in the table may be contacted in care of Unify Corporation, 2101 Arena Blvd, Suite 100, Sacramento, California 95834.

(2)
Based on information provided to the Company by Palo Alto Investors, LLC.

(3)
Consists entirely of shares subject to options held by Mr. Garbe which are exercisable within 60 days of June 30, 2001.

(4)
Consists entirely of shares subject to options held by Mr. Whiteman which are exercisable within 60 days of June 30, 2001.

(5)
Based upon the most recent information provided to the Company by Mr. Mikailli. Mr. Mikailli was terminated as chief executive officer of Unify in November 2000.

(6)
Mr. Verardi is Vice President, Worldwide Sales & Marketing. Includes 15,000 shares subject to options, which are exercisable within 60 days of June 30, 2001.

(7)
Mr. Glende is Vice President, Products and Chief Technology Officer. Consists entirely of shares subject to options held by Mr. Glende which are exercisable within 60 days of June 30, 2001.

(8)
Includes 200,266 shares subject to options, which are exercisable within 60 days of June 30, 2001.

EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth information concerning the compensation of the chief executive officer of the Company and the next four (4) most highly compensated executive officers of the Company (the "Named Executive Officers") whose total salary and bonus exceeded $100,000 per year for services rendered in all capacities to the Company for the last three (3) fiscal years:

SUMMARY COMPENSATION TABLE

Long Term Compensation Awards
Annual Compensation
Number of Securities Underlying Options
Name and Principal Position	Fiscal Year	Salary	Bonus		All Other Compensation(5)
Todd Wille(1) President and Chief Executive Officer	2001 2000 1999	$122,500 — —	$75,000 — —	500,000 — —	$3,500 — —
Frank Verardi(2) Vice President, Worldwide Sales & Marketing	2001 2000 1999	157,333 128,000 120,000	— 35,350 45,000	60,000 10,000 —	6,000 — —
Dave Glende(3) Vice President, Products and Chief Technology Officer	2001 2000 1999	147,766 117,948 113,579	— 18,750 20,000	60,000 80,000 —	5,834
Reza Mikalli(4) Former President and Chief Executive Officer	2001 2000 1999	38,750 275,000 275,000	— 717,693 303,500	— — 970,000	6,000 266,448 246,600

(1)
Mr. Wille was appointed president and chief executive officer in November 2000, and received a signing bonus for accepting the position.

(2)
Mr. Verardi was appointed vice president, worldwide sales & marketing in May 2001.

(3)
Mr. Glende was appointed vice president, products and chief technology officer in May 2001.

(4)
Mr. Mikalli was terminated as president and chief executive officer in November 2000.

(5)
Consists primarily of auto allowances in fiscal year 2001.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides the specified information concerning grants of options to purchase the Company's common stock made during the fiscal year ended April 30, 2001 to the persons named in the Summary Compensation Table:

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price Per Share(2)	Expiration Date
					5%	10%
Todd Wille(4)	500,000	42.71%	$0.12	1/02/11	$37,734	$95,625
Frank Verardi(5)	60,000	5.13%	$0.12	1/02/06	$1,989	$4,396
Dave Glende(6)	60,000	5.13%	$0.12	1/02/06	$1,989	$4,396
Reza Mikailli	—	—	$—	—	$—	$—

(1)
All options were granted under the Company's 1991 Stock Option Plan. The Company granted an aggregate of 1,170,711 shares of common stock during the fiscal year ended April 30, 2001. The Board retains discretion to modify the terms, including the price, of outstanding options.

(2)
All options were granted with an exercise price equal to the fair market value per share of the common stock on the date of grant, as determined by the sales price paid on the last trade of the day on the over-the counter market on the "pink sheets."

(3)
Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed five percent (5%) and ten percent (10%) rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions, and the option holder's continued employment through the vesting period.

(4)
Mr. Wille's options vest monthly over a two (2) year period at one twenty-fourth (1/24th) of the subject shares upon completion of each full month of continuous employment with the Company.

(5)
Mr. Verardi's options vest over two (2) years with one quarter of the shares vesting after the first six (6) months and the remaining shares vesting monthly over the remaining eighteen (18) months at one twenty-fourth (1/24th) of the subject shares upon completion of each full month of continuous service.

(6)
Mr. Glende's options vest over two (2) years with one quarter of the shares vesting after the first six (6) months and the remaining shares vesting monthly over the remaining eighteen (18) months at one twenty-fourth (1/24th) of the subject shares upon completion of each full month of continuous service.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR-END OPTION VALUES

    The following table provides the specified information concerning exercises of options to purchase Unify common stock during the fiscal year ended April 30, 2001, and unexercised options held at April 30, 2001 by the persons named in the Summary Compensation Table:

			Number of Securities Underlying Unexercised Options at 4/30/01(1)
					Value of Unexercised In-the- Money Options at 4/30/01(2)
	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Todd Wille	500,000	$(29,000)	—	—	$—	$—
Frank Verardi(3)	110,000	626,433	14,166	5,834	—	—
Dave Glende	—	—	49,337	111,376	—	9,600
Reza Mikailli	40,416	493,833	—	—	—	—

(1)
Options granted under the Company's 1991 Stock Option Plan are generally exercisable to the extent vested and generally vest as to one fourth (1/4) of the subject shares on the first anniversary of the grant date and an additional one forty-eighth (1/48th) of the subject shares upon completion of each full month of continuous employment with the Company thereafter.

(2)
Valuation based on the difference between the option exercise price and the fair market value of the underlying securities as of April 30, 2001 of $0.28 per share, based on the closing sales price paid on the last trade of the day on the over-the counter "pink sheets" market.

(3)
Mr. Verardi exercised 50,000 shares on May 26, 2000, in conjunction with his planned retirement.

Employment Agreements and Termination and Change of Control Arrangements

    The Company is party to an employment agreement with Mr. Wille, the Company's president and chief executive officer. Under the agreement, Mr. Wille receives an annual salary of $210,000 and is eligible to receive certain bonus payments upon the Company's achieving certain benchmarks as established in its business plan. Following a merger of the Company or a sale by the Company of all or substantially all of its assets, the unvested portion of all options held by Mr. Wille as of the date of such merger or sale will automatically vest. If Mr. Wille is terminated, such options will have the benefit of ten (10) additional months of vesting and Mr. Wille will receive an amount equal to twelve (12) months' salary.

    The Company's 1991 Stock Option Plan contains provisions pursuant to which the unvested portions of all outstanding options become fully vested and immediately exercisable upon a merger of the Company in which the Company's stockholders do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor, if the successor corporation fails to assume the outstanding options or substitute options for the successor corporation's stock to replace the outstanding options. The outstanding options will terminate to the extent they are not exercised as of consummation of the merger or assumed or substituted for by the successor corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than ten percent (10%) of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports filed by them.

    Based solely on the Company's review of such reports furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than ten percent (10%) stockholders for the fiscal year ended April 30, 2001 were complied with, except that executive officer Todd Wille filed one late Form 3 in conjunction with his appointment as chief executive officer of the Company and executive officer Frank Verardi filed one late Form 4 for purchases of common stock under the Company's 1996 Employee Stock Purchase Plan.

Certain Relationships and Related Transactions

    Amounts Due from Officers, Directors and Principal Stockholders.  In April 2001, the Company accepted a full-recourse promissory note in the principal amount of $60,000 from Mr. Wille in payment for the exercise price of options which were granted in fiscal 2001. The note bears interest at five percent (5%) per annum and is secured by 375,000 shares of common stock. This promissory note is due and payable on October 1, 2003.

    To date, the Company has made no loans to executive officers, directors, principal stockholders or other affiliates except as described above or other than advances of reimbursable expenses. All such transactions, including loans, are subject to approval by a majority of the Company's independent and disinterested directors.

    Limitation of Liability and Indemnification Matters.  The Company's Restated Certificate of Incorporation (the "Certificate") limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transactions from which the director derived an improper personal benefit.

    The Company's bylaws provide that the Company shall indemnify its directors, executive officers, and trustees to the fullest extent permitted by law. The Company believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's bylaws also permit the Company to secure insurance on behalf of any executive officer, director, employee or other agent for any liability arising out of his or her actions in such capacity (subject to certain exclusions), regardless of whether the bylaws would permit indemnification.

Independent Accountants

    The Board of Directors of the Company has selected Deloitte & Touche LLP ("Deloitte & Touche") as independent accountants to audit the financial statements of the Company for the fiscal year ending April 30, 2002. Deloitte & Touche has acted as the Company's independent accountants since August 1996. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

    The following table sets forth the aggregate fees billed to the Company for the fiscal year ended April 30, 2001 by Deloitte & Touche:

Audit Fees	$125,000
All Other Fees	$910,238

    The audit committee has considered the role of Deloitte & Touche in providing additional services and other non-audit services to the Company and has concluded that such services are compatible with Deloitte & Touche independence as the Company's auditors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The compensation committee is comprised of Kurt Garbe and Steven Whiteman, each a non-employee member of the Board. The compensation committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. These policies are based upon the philosophy that the Company's long-term success in its marketplace is best achieved by attracting, retaining and rewarding highly skilled executives who will achieve the Company's business goals and build long-term stockholder value. Consequently, the compensation committee's policies are designed to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive compensation and stockholder value, to motivate executive officers to achieve the Company's business goals and to reward individual performance. The compensation committee applies its policies in three principal areas: base salary, management incentives, and long-term incentives.

    In preparing the stock performance graph for this Proxy Statement, the Company has selected the Nasdaq Computer and Data Processing Services Industry Index as its peer group. The companies that the Company references in its salary surveys are not necessarily those included in this index as such companies may not compete with the Company for executive talent.

Base Salary

    The compensation committee annually assesses the performance and sets the base salary of the Company's chief executive officer, Todd Wille. Mr. Wille evaluates the performance of all other executive officers and recommends salary adjustments, if any, which are then reviewed and approved by the compensation committee. Performance evaluations for individual executive officers are based on predetermined individual goals. For Mr. Wille, these goals are set by the compensation committee and for all other executive officers these goals are set by Mr. Wille. The objectives of the compensation committee are to correlate executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain, and reward executive officers who contribute to the Company's long-term success.

    Mr. Wille has served as president, chief executive officer and a director of the Company since November 2000.

Management Incentive Plan

    The Company seeks to provide additional incentives and rewards to executives for their contributions to the achievement of Company-wide performance goals. For this reason, the compensation committee administers a Management Incentive Plan (the "Incentive Plan"), which can comprise a substantial portion of the total compensation of executive officers when earned and paid.

    The Incentive Plan provides for the establishment of a compensation pool based on the achievement of worldwide goals for revenues and operating income as well as of other objectives in the Company's operating plan specific to each executive officer's individual areas of management responsibility. Incentive compensation target amounts for each executive officer are set annually by the compensation committee in consultation with the chief executive officer. Performance against established goals is determined annually. Executive officers with sales responsibilities receive commission compensation in addition to base salary and management incentives.

    Revenue and net income performance goals established under the Company's Incentive Plan for all quarters of fiscal 2001 were not met and no cash bonuses based on this incentive plan were paid to executive officers. See "SUMMARY COMPENSATION TABLE."

Long-Term Incentive Compensation

    The compensation committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders, and therefore administers and makes periodic stock option grants under the 1991 Stock Option Plan. Such options are granted at the prevailing market price and will only have value if the Company's stock price increases over the exercise price. Therefore, the compensation committee believes that stock options serve to align the interests of executive officers closely with the Company's other stockholders because of the direct financial benefit that executive officers receive through improved stock performance.

    The compensation committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a subjective analysis of the individual performance of the executive, previous option grants to the executive, and the Company's financial performance. Option grants for the fiscal year ended April 30, 2001 are set forth in the table entitled "OPTION GRANTS IN LAST FISCAL YEAR" in the section entitled "EXECUTIVE COMPENSATION AND OTHER MATTERS."

Deductibility of Executive Compensation

    The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1991 Option Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the compensation committee will generally be comprised of non-employee directors, and that to the extent such committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year.

The Compensation Committee

Kurt M. Garbe Steven D. Whiteman

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors (the "Board"). Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. The Company's auditors is responsible for expressing an opinion as to the conformity of the Company's audited financial statements with generally accepted accounting principles.

    The audit committee consists of two (2) directors, each of whom, in the judgment of the Board is an "independent director" as defined in the listing standards for The Nasdaq Stock Market. The audit committee acts pursuant to a written charter that has been adopted by the Board. A copy of this charter is attached to this Proxy Statement as Appendix A.

    The audit committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The committee has met with Deloitte & Touche, with and without management present, to discuss the overall scope of Deloitte & Touche's audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting.

    The audit committee has received from the auditors a formal written statement describing all relationships between Deloitte & Touche and the Company that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditor's independence.

    Based on the review and discussions referred to above, the committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2001.

The Audit Committee

Kurt M. Garbe Steven D. Whiteman

COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's common stock with the cumulative total return of the Nasdaq U.S. Index and the Nasdaq Computer and Data Processing Services Industry Index for the period commencing on June 14, 1996, the date of the Company's initial public offering, and ending on April 30, 2001.

Comparison of Cumulative Total Return
From June 14, 1996 through April 30, 2001(1):

Unify Corporation, Nasdaq U.S. Index,
Nasdaq Computer and Data Processing Services Industry Index

(1)
Assumes that $100.00 was invested on June 14, 1996 in the Company's common stock and in each index. Stockholder returns over the indicated period should not be considered indicative of future stockholder return.

    The information contained above under the captions "Report of the Compensation Committee on Executive Compensation," "Report of the Audit Committee," and "Comparison of Stockholder Return" shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

PROPOSAL NO. 2
APPROVAL OF 2001 STOCK OPTION PLAN

    At the Annual Meeting, the stockholders will be asked to approve the Company's 2001 Stock Option Plan (the "Option Plan"). The Option Plan was adopted by the Board on May 18, 2001, subject to approval by the Company's stockholders.

    The Board believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The Board expects that the Option Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of the Company and in motivating these individuals to strive to enhance the Company's growth and profitability.

    The Option Plan is also designed to preserve the Company's ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with options granted under the Option Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer or to any of the four (4) other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with options awarded under the Option Plan to qualify as "performance-based" within the meaning of Section 162(m), the Option Plan limits the size of the options as further described below. By approving the Option Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the Option Plan, limits on the numbers of shares that could be made subject to option, and the other material terms of options described below.

Summary of the Plan

    The following summary of the Option Plan is qualified in its entirety by the specific language of the plan, a copy of which is available to any stockholder upon request.

    General.  The purpose of the Option Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract, retain and reward persons performing services for the Company and by motivating them to contribute to the growth and profitability of the Company. These incentives are provided through the grant of incentive stock options within the meaning of Section 422 of the Code and nonstatutory stock options.

    Shares Subject to Plan.  A maximum of 1,950,000 of the authorized but unissued or reacquired shares of common stock of the Company may be issued under the Option Plan. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company, the expired or repurchased shares are returned to the Option Plan and again become available for grant. Appropriate adjustments will be made to the shares subject to the Option Plan, the foregoing limit on incentive stock option shares, and to the shares subject to and purchase prices under outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company.

    Administration.  The Option Plan will be administered by the Board or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two (2) or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel or renew any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

    Eligibility.  Options may be granted under the Option Plan to employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective employees in connection with written offers of employment or other service relationship, provided that no shares may be purchased prior to such person's commencement of service. As of June 30, 2001, the Company had approximately 90 employees, including 4 executive officers, and 2 directors who would be eligible under the Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

    To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the Option Plan, the plan is designed to qualify such compensation as "performance-based compensation" under Section 162(m) of the Code. To comply with Section 162(m), the Option Plan limits the number of shares for which options may be granted to any employee. Under this limitation (the "Grant Limit"), no employee or prospective employee may be granted options for more than 250,000 shares in any fiscal year of the Company. The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure, as previously described.

    Stock Options.  Each option granted under the Option Plan will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. Incentive stock options must have an exercise price at least equal to the fair market value of a share of the common stock on the date of grant, while nonstatutory stock options must have an exercise price equal to at least eighty-five percent (85%) of such fair market value. However, any option granted to a person who at the time of grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least one hundred ten percent (110%) of the fair market value of a share of common stock on the date of grant. As of June 29, 2001, the closing price of the Company's common stock, as reported on the over the counter market on the "pink sheets", was $0.30 per share.

    The Option Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of common stock owned by the participant having a fair market value not less than the exercise price; by means of a promissory note in a form approved by the Company; by such other lawful consideration as approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by the Company, through the participant's surrender of a portion of the option shares to the Company.

    Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an option granted under the Option Plan is ten (10) years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five (5) years. An option generally will remain exercisable for ninety (90) days following the participant's termination of service. However, if such termination results from the participant's death or disability, the option generally will remain exercisable for one (1) year. In any event, the option must be exercised no later than its expiration date.

    Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

    Change in Control.  The Option Plan defines a "Change in Control" of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the voting securities of the Company or the corporation or corporations to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than fifty percent (50%) of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent thereof may either assume the Company's rights and obligations under outstanding stock options or substitute substantially equivalent options for such corporation's stock. Generally, options that are not assumed, replaced or exercised prior to a Change in Control will terminate. Options granted to employees will accelerate and become fully vested if, the Option is not assumed or substituted for by the acquiring corporation, or the optionee is terminated without cause or resigns for good reason within twelve (12) months of a Change in Control.

    Termination or Amendment.  The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Option Plan and the agreements evidencing the options have lapsed, provided that all options must be granted within ten (10) years following the date on which the Board adopted the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

    The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    Incentive Stock Options.  An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the exercise price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

    The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

    No options will be granted under the Option Plan prior to its approval by the stockholders of the Company. Future grants under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's common stock on future dates and the exercise decisions made by the participants. Consequently it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Option Plan.

Vote Required and Board of Directors Recommendation

    Approval of this proposal requires a number of votes "For" the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

    The Board of Directors believes that adoption of the proposed Option Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE OPTION PLAN.

PROPOSAL NO. 3
AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE PLAN

    The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board in March 1996 and approved by the Company's stockholders in May 1996. The Purchase Plan provides a means by which employees may purchase common stock of the Company through payroll deductions. Currently, the maximum number of shares of the common stock of the Company which may be issued under the Purchase Plan is 6,200,000. As of June 30, 2001, 194,181 shares of common stock were available for future issuances under the Purchase Plan. On May 18, 2001, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of the Company's common stock issuable under the Purchase Plan from 6,200,000 to 7,200,000, subject to adjustment for stock splits or other changes in the Company's capital structure.

    The Board believes that the approval of the amendment to the Purchase Plan is in the best interests of the Company and its stockholders, as the availability of an adequate number of shares reserved for issuance under the Purchase Plan is an important factor in attracting, motivating and retaining qualified employees who will be essential to the success of the Company.

Summary of the Provisions of the Purchase Plan

    The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request.

    General.  The Purchase Plan provides an opportunity for employees of the Company and its designated subsidiaries to purchase common stock of the Company at a discount from the market price. Currently, a maximum of 6,200,000 of the authorized but unissued shares or treasury shares of the common stock of the Company may be issued upon the purchase of common stock pursuant to the Purchase Plan. The Board has amended the Purchase Plan, subject to stockholder approval, to increase the number of shares issuable thereunder from 6,200,000 shares to 7,200,000 shares. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company or in the event of any merger, sale of assets or other reorganization of the Company, appropriate adjustments will be made to the shares subject to the Purchase Plan.

    Administration.  The Purchase Plan is administered by a committee which consists of at least two members appointed by the Board (the "Committee"). Subject to the provisions of the Purchase Plan, the Committee determines the persons to whom purchase rights are to be granted, the duration of offering periods and exercise periods (as defined below), whether or not to have overlapping offering periods, policies regarding suspension or termination of individual employee participation in the Purchase Plan, and all other terms and conditions of the purchase rights. The Committee will interpret the Purchase Plan and purchase rights granted under the Purchase Plan, and all decisions made by a majority of the Committee will be final and binding on all persons having an interest in the Purchase Plan or any purchase right.

    Eligibility.  Any employee, including executive officers, of the Company or a designated subsidiary of the Company is eligible to participate in the Purchase Plan so long as the employee is customarily employed for more than twenty (20) hours per week and for at least five (5) months per calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the Purchase Plan would own or hold options to purchase, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary of the Company is entitled to participate in the Purchase Plan. As of June 30, 2001, approximately 90 employees were eligible to participate in the Purchase Plan.

    Terms and Conditions of Offerings.  Each offering of common stock under the Purchase Plan is generally for a period of twenty-four (24) months (an "Offering Period"), with purchases occurring every six (6) months (an "Exercise Period"). Exercise Periods under the Purchase Plan generally commence on the first day of June and December of each calendar year. At the end of each Exercise Period, the Company issues shares of its common stock to participants in the Purchase Plan based on the payroll deductions accumulated for the participants during that Exercise Period.

    Participation in the Purchase Plan is limited to eligible employees who authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions are withheld in whole percentages and may not exceed fifteen percent (15%) of an employee's compensation for any pay period. Participants may not make additional payments into their Purchase Plan accounts. Once an employee becomes a participant in the Purchase Plan, that employee will automatically participate in each successive Offering Period until such time as that employee withdraws from the Purchase Plan, becomes ineligible to participate in the Purchase Plan, or ceases to be employed by the Company or a designated subsidiary.

    The Company's common stock is purchased for accounts of employees participating in the Purchase Plan at a price per share equal to the lower of (i) eighty-five percent (85%) of the fair market value of a share of common stock on the first day of the Offering Period (the "Entry Date") or (ii) eighty-five percent (85%) of the fair market value of a share of common stock on the date of purchase (the "Exercise Date"). In the event that the fair market value of the Company's common stock is lower on the first day of an Exercise Period within an Offering Period (the "Reassessment Date") than it was on the Entry Date, all employees participating in the Purchase Plan on the Reassessment Date shall generally be deemed to have relinquished the unexercised portion of the purchase right granted on the Entry Date and to have enrolled in and received new purchase rights commencing on such Reassessment Date. As of June 30, 2001, the closing price of the Company's common stock, as reported on the over-the counter market on the "pink sheets", was $0.30 per share. Subject to certain limitations, the number of shares of the Company's common stock which a participant purchases on an Exercise Date is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during the Exercise Period by the purchase price per share. Participants may not accrue rights to purchase shares of the Company's common stock having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of the Company's common stock on the Entry Date). Furthermore, no participant may purchase more than 20,000 shares of common stock in any single Offering Period. Any payroll deductions made pursuant to the Purchase Plan and not applied to the purchase of shares generally will be returned to the participant.

    A participant may increase or reduce the rate of payroll deductions or suspend participation in the Purchase Plan during an Exercise Period at any time without affecting his or her eligibility to participate in future Exercise Periods of the Offering Period. However, once a participant withdraws from an Exercise Period, that participant may not again participate in the same Exercise Period. If a participant suspends participation in the Purchase Plan during an Exercise Period, his or her accumulated payroll deductions will remain in the Purchase Plan for the purchase of shares at the end of that Exercise Period. If a participant withdraws from the Purchase Plan entirely or ceases to be employed by the Company or a designated subsidiary, his or her accumulated payroll deductions will be returned and no shares will be purchased for his or her account at the end of the applicable Exercise Period.

    Corporate Transactions.  In the event of a liquidation or dissolution of the Company, the current Offering Period will terminate immediately prior to the consummation of the proposed transaction, unless otherwise provided by the Committee, and all outstanding purchase rights shall automatically terminate and each participant shall have his or her payroll deductions refunded without interest. In the event of a sale of the Company's assets or a merger or consolidation of the Company with or into another corporation, the Committee may, at its sole discretion, (i) arrange with the surviving, continuing, successor, or purchasing corporation or parent or subsidiary corporation thereof (the "Acquiring Corporation") to assume the Company's rights and obligations under the Purchase Plan or to substitute equivalent rights to purchase stock of the Acquiring Corporation; (ii) establish a date on or before the effective date of the transaction which shall be treated as the end of an Exercise Period and all outstanding purchase rights shall be deemed exercisable on such date; or (iii) declare that all outstanding purchase rights are terminated and return the accumulated payroll deductions to the Purchase Plan participants.

    Termination or Amendment.  The Committee may terminate or amend the Purchase Plan at any time, except that the approval of the Company's stockholders is required within twelve (12) months of the adoption of any amendment which (i) materially increases the number of shares authorized for issuance under the Purchase Plan, (ii) materially modifies the requirements as to eligibility for participation in the Purchase Plan, (iii) materially increase the benefits accruing to participants, (iv) reduces the purchase price, except in the case of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company or (v) extend the term of the Purchase Plan beyond March 25, 2006. The Purchase Plan will terminate on March 25, 2006 unless sooner terminated by the Committee.

Summary of Federal Income Tax Consequences of the Purchase Plan

    The following summary is intended only as a general guide to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all potential tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable. Participants recognize no taxable income either as a result of commencing to participate in the Purchase Plan or purchasing shares of the Company's common stock under the terms of the Purchase Plan. Participants should consult their own tax advisors prior to the disposition of any shares of common stock acquired pursuant to the Purchase Plan.

    If a participant disposes of shares purchased under the Purchase Plan within two (2) years from the first day of the applicable Offering Period or within one (1) year from the date of purchase (a "Disqualifying Disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the Exercise Date or which the shares were purchased exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve (12) months, and will otherwise be short-term.

    If the participant disposes of shares purchased under the Purchase Plan at least two (2) years after the first day of the applicable Offering Period and at least one (1) year after the date of purchase, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the first day of the applicable Offering Period. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

    If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased will constitute ordinary income in the year of death.

    The Company should be entitled to a deduction in the year of a Disqualifying Disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by Section 162(m) of the Code. In all other cases, no deduction is allowed to the Company.

New Plan Benefits

    No purchase rights will be granted under the Purchase Plan prior to the approval of the amendment by the stockholders of the Company. Benefits under the Purchase Plan will depend on a number of factors, including the fair market value of the Company's common stock on future dates and the exercise decisions made by the participants. Consequently it is not possible to determine the benefits that might be received by participants under the Purchase Plan.

Vote Required and Board of Directors' Recommendation

    Approval of this proposal requires a number of votes "For" the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

    The Board of Directors believes that approval of the proposed amendment to the Purchase Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE PURCHASE PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 6,200,000 TO 7,200,000.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

    The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, such notice must be received at the Company's principal executive offices not less than one hundred twenty (120) calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

    Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company at its offices at 2101 Arena Blvd, Suite 100, Sacramento, California 95834, not later than May 1, 2002 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,
Todd Wille President and Chief Executive Officer
Sacramento, California
August 29, 2001

Appendix A

UNIFY CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

I.  STATEMENT OF POLICY

    This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of Unify Corporation (the "Company"), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and (iii) the Company's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's financial policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.
  •
  Review and appraise the audit efforts and independence of the Company's auditors.
  •
  Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II.  ORGANIZATION AND MEMBERSHIP REQUIREMENTS

    The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

  •
  is not an employee of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years;
  •
  is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;
  •
  has not accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service, retirement plan benefits or non-discretionary compensation);
  •
  has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed 5% of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and
  •
  is not an executive of another entity on whose Compensation Committee any of the Company's current executives serves.

A–1

    All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

    The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.  MEETINGS

    The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management on a quarterly basis to review the Company's financial statements consistent with Section IV.A.5. below.

IV.  PROCESSES

    To fulfill its responsibilities and duties the Committee shall:

  A.
  Documents/Reports to Review
  1.
  Review and reassess the Charter's adequacy periodically, as conditions dictate.
  2.
  Review the organization's annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.
  3.
  Review the regular Management Letter to management prepared by the independent auditors and management's response.
  4.
  Review related party transactions for potential conflicts of interests.
  5.
  Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company's Form 10-Ks and Form 10-Qs. These meetings should include a discussion of the independent auditors, judgment of the quality of the Company's accounting and any uncorrected misstatements as a result of the auditors quarterly review.
  6.
  Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.
  B.
  Independent Auditors
  1.
  Recommend to the Board the selection of the independent auditors, considering independence and effectiveness.
  2.
  Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).
  3.
  Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

A–2

    4.
    Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.
    5.
    Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.
  C.
  Financial Reporting Processes
  1.
  In consultation with the independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.
  2.
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.
  3.
  Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.
  D.
  Process Improvement
  1.
  Review with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.
  2.
  Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.
  3.
  Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.
  4.
  Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.
  5.
  Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.
  E.
  Ethical and Legal Compliance
  1.
  Ensure that management has set an appropriate corporate "tone" for quality financial reporting, sound business practices and ethical behavior.
  2.
  Ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.
  3.
  Review management's monitoring of compliance with the Foreign Corrupt Practices Act.
  4.
  Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.
  5.
  Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.
  6.
  Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.
  7.
  If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

A–3

1525-PS-01

Unify Corporation

Proxy for Annual Meeting of Stockholders

Solicited by the Board of Directors

    The undersigned hereby appoints David Adams and Deborah Micciche and each of them with full power of substitution to represent the undersigned and to vote all the shares of the stock of Unify Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the KVIE—Channel 6 Building, 2595 Capitol Oaks Drive, Sacramento, California on September 26, 2001 at 9:00 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement and (2) in his discretion upon such other matters as may properly come before the meeting.

    The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended April 30, 2001.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2 and 3.

1.	Election of the following directors:
	Nominees:	Todd Wille Kurt M. Garbe Steven D. Whiteman
[ ]	FOR [ ] WITHHELD
[ ]	For all nominees except as noted above
2.	To approve adoption of the Company's 2001 Stock Option Plan
[ ] FOR [ ] AGAINST [ ] ABSTAIN
3.	To approve the amendment of the Company's 1996 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance from 6,200,000 shares to 7,200,000 shares.
[ ] FOR [ ] AGAINST [ ] ABSTAIN

Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the enclosed postage-paid return envelope so that your stock may be represented at the meeting.

[ ]	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.
[ ]	MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Date:
Signature(s):

QuickLinks

Unify Corporation 2101 Arena Blvd, Suite 100 Sacramento, California 95834 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 26, 2001
UNIFY CORPORATION PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
INFORMATION ABOUT UNIFY CORPORATION
EXECUTIVE COMPENSATION AND OTHER MATTERS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF STOCKHOLDER RETURN
PROPOSAL NO. 2 APPROVAL OF 2001 STOCK OPTION PLAN
PROPOSAL NO. 3 AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE PLAN
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
Appendix A UNIFY CORPORATION CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Proxy for Annual Meeting of Stockholders